Execution Copy

ASSET PURCHASE AGREEMENT

FOR THE PURCHASE OF THE ASSETS OF

WILLER ENGINEERING LIMITED

March 11, 2008

TABLE OF CONTENTS

1	.	INTERPRETATION		1

		1.1	DEFINITIONS	1
		1.2	HEADINGS	8
		1.3	EXTENDED MEANINGS	8
		1.4	WORDS OF INCLUSION	8
		1.5	SCHEDULES AND EXHIBITS	8
		1.6	STATUTORY REFERENCES	8
		1.7	ACCOUNTING PRINCIPLES	8
		1.8	CURRENCY	8

2	.	PURCHASE AND SALE		9

		2.1	OPERATING ASSETS TO BE SOLD AND PURCHASED	9
		2.2	EXCLUDED ASSETS	10
		2.3	PURCHASE PRICE	11
		2.4	PAYMENT OF PURCHASE PRICE AND ADJUSTMENTS	11
		2.5	ACCOUNTS RECEIVABLE ADJUSTMENT	13
		2.6	OBLIGATIONS AND LIABILITIES ASSUMED	14
		2.7	OBLIGATIONS AND LIABILITIES NOT ASSUMED	14
		2.8	ELECTIONS	15
		2.9	PURCHASER’S HOLDING SHARES	15

3	.	SELLER’S REPRESENTATIONS AND WARRANTIES		16

		3.1	ORGANIZATION	16
		3.2	AUTHORITY	16
		3.3	FINANCIAL	17
		3.4	TAX MATTERS	18
		3.5	ABSENCE OF CHANGES	18
		3.6	CONDUCT OF SELLER’S BUSINESS	19
		3.7	OPERATING ASSETS	20
		3.8	LEASED PREMISES	20
		3.9	CONTRACTS, AGREEMENTS AND COMMITMENTS	21
		3.10	INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS	22
		3.11	EMPLOYEES	22
		3.12	EMPLOYEE BENEFITS	23
		3.13	COMPETITIVE BUSINESS	24
		3.14	INTELLECTUAL PROPERTY RIGHTS	24
		3.15	PRODUCT WARRANTY	25
		3.16	PRODUCTS	25
		3.17	PRODUCT LIABILITY	26
		3.18	ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS	26
		3.19	LITIGATION	27
		3.20	PRIVACY LAWS	27
		3.21	FEES	28
		3.22	NO MISREPRESENTATION	28

4	.	SELLER'S HOLDING REPRESENTATIONS AND WARRANTIES		28

		4.1	ORGANIZATION	28
		4.2	AUTHORITY	28
		4.3	ACCREDITED INVESTOR	29

5	.	PURCHASER’S REPRESENTATIONS AND WARRANTIES		29

		5.1	ORGANIZATION	29
		5.2	AUTHORITY	29

i

		5.3	FEES	30
6	.	PURCHASER’S HOLDING REPRESENTATIONS AND WARRANTIES		30
		6.1	ORGANIZATION	30
		6.2	AUTHORITY	30
		6.3	FEES	31

7	.	COVENANTS		31

		7.1	EMPLOYEES	31
		7.2	COVENANTS OF THE SELLER AND THE SELLER’S HOLDING	32
		7.3	INTERIM PERIOD	32
		7.4	EXAMINATION OF RECORDS AND OPERATING ASSETS	32
		7.5	COVENANTS OF THE PURCHASER AND THE PURCHASER’S HOLDING	33

8	.	CONDITIONS OF CLOSING		33

		8.1	CLOSING	33
		8.2	CONDITIONS FOR THE BENEFIT OF THE PURCHASER	33
		8.3	CONDITIONS FOR THE BENEFIT OF THE SELLER	35

9	.	INDEMNIFICATION		37

		9.1	SURVIVAL	37
		9.2	INDEMNIFICATION BY SELLER AND SELLER’S HOLDING	37
		9.3	INDEMNIFICATION BY THE PURCHASER	38
		9.4	THIRD PARTY INDEMNIFICATION	38
		9.5	EXCLUSIVE REMEDY	39
		9.6	AFTER TAX BASIS	40
		9.7	ADJUSTMENT TO PURCHASE PRICE	40

10.		GENERAL		40

		10.1	FURTHER ASSURANCES	40
		10.2	TIME OF THE ESSENCE	40
		10.3	COMMISSIONS	40
		10.4	PROFESSIONAL FEES	40
		10.5	PUBLIC ANNOUNCEMENTS	41
		10.6	ENTIRE AGREEMENT	41
		10.7	AMENDMENTS AND WAIVER	41
		10.8	SUCCESSORS AND ASSIGNS	41
		10.9	NOTICES	41
		10.10	GOVERNING LAW	42
		10.11	JURISDICTION	43
		10.12	COUNTERPARTS	43
		10.13	DELIVERY AND ACCEPTANCE	43
		10.14	LANGUAGE	43

ii

Asset Purchase Agreement made as of March 11, 2008.

Between:
Avensys Inc., (“Purchaser”) a company incorporated under Part 1A of the Companies Act (Quebec), having its head office at 400, Montpellier Boulevard, Montreal, Quebec, H4N 2G7, herein acting and represented by its duly authorized representative as he so declares;

and:
Willer Engineering Limited, (“Seller”) a company incorporated under the laws of the Province of Ontario, having its head office at 422 Consumers Road, North York, Ontario, M2J 1P8, herein acting and represented by its duly authorized representative as he so declares;

And:
Willer Holdings Inc., (“Seller’s Holding”) a company incorporated under the laws of the Province of Ontario, having its head office at 422 Consumers Road, North York, Ontario M2J 1P8, herein acting and represented by its duly authorized representative as he so declares;

And:
Avensys Corporation, (“Purchaser’s Holding”) a corporation incorporated under the laws of the state of Nevada, having a place of business at 400, Montpellier Boulevard, Montreal, Quebec, H4N 2G7, herein acting and represented by its duly authorized representative as he so declares;

Whereas the Seller carries on a business of providing professional instrumentation solutions, products and service to the industrial, process and scientific communities in order to process measurement and control applications (the “Seller’s Business”);

And whereas the Seller desires to sell and the Purchaser desires to purchase all of the Operating Assets of the Seller’s Business and the Seller desires to assign and the Purchaser to assume the operating liabilities of the Seller’s Business upon and subject to the terms and conditions hereinafter set forth;

And whereas the Seller’s Holding, which owns all of the issued and outstanding capital of the Seller, consents to the sale of Operating Assets and, among other things, agrees to indemnify the Purchaser as set out herein.

And whereas the Purchaser’s Holding, which owns all of the issued and outstanding capital of the Purchaser, agrees to the registration obligations in respect of the Purchaser’s Holding Shares as set out herein.

Now therefore, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.	Interpretation

1.1	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1	“2009 Payment” has the meaning set forth in Section 2.4.2;

1.1.2	“2010 Payment” has the meaning set forth in Section 2.4.3;

1.1.3	“2009 Release Date” has the meaning set forth in Section 2.4.2.2;

1.1.4	“2010 Release Date” has the meaning set forth in Section 2.4.3.2;

1.1.5	“2009 Share Price” has the meaning set forth in Section 2.4.2.3;

1.1.6	“2010 Share Price” has the meaning set forth in Section 2.4.3.3;

1.1.7	“2009 Statement” has the meaning set forth in Section 2.4.2.2;

1.1.8	“2010 Statement” has the meaning set forth in Section 2.4.2.2;

1.1.9
“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, interest, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable legal and accounting fees and expenses;

1.1.10
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to “control” another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” shall have a similar meaning;

1.1.11	“Agreement” means this agreement and all amendments made hereto by written agreement between the Purchaser, the Seller, the Purchaser’s Holding and the Seller’s Holding;

1.1.12	“Applicable Law”

(i)	any applicable domestic or foreign law including any statute, subordinate legislation or treaty, and

(ii)	any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority having the force of law.

1.1.13	“Assumed Liabilities” has the meaning set forth in Section 2.5;

1.1.14	“Balance Sheet” means the balance sheet of the Purchased Business as at February 29, 2008 included in the Financial Statements;

1.1.15	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Toronto (Ontario);

1.1.16	“Business Intellectual Property” has the meaning set forth in Section 3.14.1;

1.1.17
“Claim” means any demand, action, suit, proceeding, claim, assessment, damage, loss, fines, penalties, liabilities, cost or expenses (including, without limitation, interest, penalties and reasonable attorneys’ and experts’ fee and disbursements), judgment or settlement or compromise relating thereto;

1.1.18	“Closing” has the meaning set forth in Section 8.1;

1.1.19	“Closing Date” has the meaning set forth in Section 8.1;

1.1.20	“Contaminants” means any substance, matter, waste, pollutant, hazardous, toxic or deleterious substance, dangerous goods or contaminant of any kind defined or regulated under any Environmental Law;

1.1.21	“Current Assets” means the following assets of the Seller as at February 29, 2008:

(a)    Cash and cash equivalents;

(b)    Accounts receivable net of any allowance for doubtful accounts;

(c)    Inventory;

(d)    Prepaid expenses.

all as reflected on the Balance Sheet;

1.1.22	“Current Liabilities” means the following liabilities of the Seller as at February 29, 2008:

(a)    Accounts payable and accruals, including accrued vacation pay, commissions, bonuses, and severance payments of any employees terminated prior to the Effective Date, but excluding income taxes payable and receivable; and

(b)   All amounts owing under the Seller’s operating line of credit with its bank.

all as reflected on the Balance Sheet;

1.1.23	“Effective Date” means March 1, 2008 or such other date as may be agreed to by the parties;

1.1.24
“Encumbrance” in respect of any property or asset, means any encumbrance of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge, title retention agreement or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, restrictive covenant, right of use or other right or claim of any kind or nature whatsoever which affects ownership of, title to, or the right to possess, use or occupy, such property or assets or any part thereof or interest therein;

1.1.25	“Employee Benefit Plan” has the meaning set forth in Section 3.12.1;

1.1.26	“Employees” means the employees of the Seller as of the Effective Date;

1.1.27	“Environmental Laws” means all applicable laws, regulations or orders relating to the environment or its protection;

1.1.28	“Equipment Leases” has the meaning set forth in Section 2.1.6.3;

1.1.29	“Excluded Liabilities” has the meaning set forth in Section 2.7.1;

1.1.30
“Financial Statements” means the unaudited financial statements of the Seller for the twelve-month period ended as of December 31, 2007 including the balance sheet as at December 31, 2007, the statement of operations and the statement of cash flows and the review engagement letter of Shore Newman & Rose LLP, chartered accountants, a copy of which is attached to Section 1.1.30 of the Seller’s Disclosure Schedule;

1.1.31	“Fiscal Year” means the fiscal year of the Purchaser’s Holding, currently June 30;

1.1.32	“Fiscal Year 2009” means the 2009 Fiscal Year of the Purchaser’s Holding.;

1.1.33	“Fiscal Year 2010” means the 2010 Fiscal Year of the Purchaser’s Holding.;

1.1.34	“Fiscal Year 2009 Budget” means Merged Division’s budget which will incorporate all remaining transition costs and all the Merged Division’s revenues and costs objectives, for Fiscal Year 2009;

1.1.35	“Fiscal Year 2010 Budget” means Merged Division’s budget which will incorporate the Merged Division’s revenues and costs objectives for Fiscal Year 2010;

1.1.36	“Fixed Assets” has the meaning set forth in Section 2.1.1;

1.1.37	“Free Date” has the meaning set forth in Section 2.9.3;

1.1.38	“GAAP” has the meaning set forth in Section 1.7;

1.1.39	“Governmental Authority” means any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances;

1.1.40	“Health and Safety Laws” means all applicable Laws relating to health and safety in the workplace including the Occupational Health and Safety Act (Ontario);

1.1.41
“Intellectual Property Rights” means all foreign and domestic intellectual property rights and the subject matter thereof, including or arising from, (i) all patents and pending applications for patents throughout the world (ii) Technical Information; (iii) trademarks and trademark rights, trade names, business names, corporate names, including, without restriction, the names “Willer Engineering Limited” and “Willer”, service marks, brand names, certification marks, and other indications of origin, whether registered or not, and the goodwill associated therewith; (iv) copyrights, whether registered or not, including without limitation, computer programs and computer software and all source and object code, algorithms, architecture, structure, display screens, layouts and development tools related thereto, promotional materials and databases; (v) industrial designs, whether registered or not; (vi) trade secrets and other confidential or non-public information, including inventions, designs, samples, schematics, customer lists, supplier and dealer lists and marketing research; (vii) internet protocol addresses and domain names, whether or not used or currently in service; (viii) any similar intellectual or industrial property or proprietary rights; (ix) registrations of, and applications to register or for any of the foregoing, and any renewal, extension, reissue, division, continuation or modification thereof; (x) all documentation and media constituting, describing or relating to the foregoing, including without limitation manuals, memoranda and records and the right to register any of the foregoing; and “Intellectual Property Right” shall mean any one of them;

1.1.42
“Knowledge” with regard to any particular matter relating to a party means the actual knowledge of the officers of said party regarding such matter, after having conducted a diligent inquiry about such facts or circumstances with any relevant person or other resource, as a prudent and diligent administrator would perform under such circumstances;

1.1.43	“Leased Premises” has the meaning set forth in Section 3.8.1;

1.1.44	“Leases” has the meaning set forth in Section 2.1.6.4;

1.1.45	“Licenses” has the meaning set forth in Section 2.1.6.5;

1.1.46
“Material Adverse Effect” means an event, occurrence, fact, condition, change or effect that has or will have a material adverse effect on the operations, results of operations, financial condition, properties (including intangible properties), assets (including intangible assets) or liabilities of the Seller’s Business taken as a whole or the Operating Assets;

1.1.47	“Merged Division” means the business combination of the Operating Assets into the Purchaser’s Business;

1.1.48	“Net Working Capital” means the amount calculated by subtracting the Current Liabilities from the Current Assets on the Balance Sheet;

1.1.49	“Open Source License” has the meaning set forth in Section 3.14.5;

1.1.50
“Operating Assets” means the undertaking and all of the Operating Assets of the Seller’s Business of every kind and description and wheresoever situated, save and except those assets listed in Section 2.2.1;

1.1.51	“Ordinary Course of Business” means substantially the same manner in which the Seller has previously carried on the Seller’s Business;

1.1.52	“OTCBB” has the meaning set forth in Section 2.9.1.3;

1.1.53	“Owned Intellectual Property” has the meaning set forth in Section 3.14.1;

1.1.54	“Permits” has the meaning set forth in Section 2.1.6.7;

1.1.55
“Person” whether or not capitalized, shall mean any natural person, corporation, unincorporated organization, partnership, limited or unlimited liability company, association, joint venture, trust or government, or any agency or political subdivision of any government or any other entity;

1.1.56
“Personal Information” means the type of information regulated by Privacy Laws and collected, used, disclosed or retained by the Seller including information regarding the customers, suppliers, employees and agents of the Seller’s Business, such as an individual’s name, address, age, gender, identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records;

1.1.57	“Personnel” has the meaning set forth in Section 9.1;

1.1.58
“Privacy Laws” means all applicable federal, provincial, state, municipal or other laws governing the collection, use, disclosure and retention of Personal Information including the Personal Information Protection and Electronic Documents Act (Canada);

1.1.59	“Privacy Policies” means all privacy, data protection and similar policies adopted or used by the Seller in respect of Personal Information, including any complaints process;

1.1.60
“Products” means any products (including custom made products), as well as all software, source codes, object codes and any related documentation or manuals, developed, manufactured or owned by the Seller and which may be necessary or useful in the conduct of the Seller’s Business;

1.1.61	“Purchase Price” has the meaning set forth in Section 2.3;

1.1.62	“Purchased Agreements” has the meaning set forth in Section 2.1.6.2;

1.1.63	“Purchaser’s Business” means the business carried on by the Purchaser’s environment division namely the business of environmental monitoring of air, water, soil, buildings and materials;

1.1.64	“Purchaser’s Holding Shares” shall mean the common shares of the Purchaser’s Holding;

1.1.65	“Seller’s Business” has the meaning set out in the preamble;

1.1.66	“Seller’s Disclosure Schedule” means the disclosure schedule dated as of the date hereof addressed by the Seller to the Purchaser;

1.1.67	“Seller’s Key Suppliers” means the suppliers listed in Section 1.1.67 of the Seller’s Disclosure Schedule;

1.1.68	“Seller’s Key Employees” means the employees listed in Section 1.1.68 of the Seller’s Disclosure Schedule;

1.1.69	“Shareholders of Seller’s Holding” means, collectively, Ed Allen, Keith Richardson, Shirley Bilsborough, Don Matheson, Debbi Garlin, Deborah D’Eon, David Wheatley, and Peter Lagogianis ;

1.1.70
“Taxes” means any federal, provincial, local, foreign and other income, profits, franchise, capital, withholding, employment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, workers' compensation or other similar tax, duty or other governmental charge (including all interest and penalties thereon and additions thereto);

1.1.71
“Technical Information” means work in progress, data, information, know-how, descriptions of unpatented technology, techniques, systems, product roadmaps, layouts and development tools related thereto, bills of material, experience and other technical information used in or relating to the Seller’s Business, including proprietary processes, specifications, formulae, algorithms, models, user interfaces, concepts, ideas, techniques, methods, source codes, object codes and methodologies;

1.1.72	“Third Party Claim” means a claim or demand made against any person entitled to indemnification under this Agreement by any person who is not a party to this Agreement.

1.2	Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any amendment hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

1.3	Extended Meanings

In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, limited liability companies, associations, trusts, unincorporated organizations and corporations.

1.4	Words of Inclusion

Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

1.5	Schedules and Exhibits

The Schedules and Exhibits attached to the present Agreement are incorporated in this Agreement by reference and deemed to be a part hereof.

1.6	Statutory References

In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.

1.7	Accounting Principles

Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles (“GAAP”), such reference shall be deemed to be to the generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles and applied in a manner consistent with prior periods of the Seller.

1.8	Currency

All references to currency herein are to lawful money of Canada.

2.	Purchase And Sale

2.1	Operating Assets to be Sold and Purchased

Upon and subject to the terms and conditions hereof, the Seller sells to the Purchaser and the Purchaser purchases from the Seller as a going concern, as of and with effect from the opening of business on the Effective Date, all of the right, title, benefit and interest of the Seller in and to the Operating Assets of the Seller’s Business. Without limiting the generality of the foregoing, the Operating Assets sold and purchased under this Agreement include:

2.1.1	all fixed assets listed in Section 2.1.1 of the Seller’s Disclosure Schedule used by the Seller in connection with the Seller’s Business as of the Effective Date (the “Fixed Assets”).

2.1.2
all inventories listed in Section 2.1.2 of the Seller’s Disclosure Schedule used by the Seller in connection with the Seller’s Business as of the Effective Date, including all supplies, finished goods, work in progress and raw material, subject to changes in the Ordinary Course of Business (the “Inventories”);

2.1.3	all of the accounts receivable of the Seller relating to the Seller’s Business, net of any allowance for doubtful accounts (the “Receivables”);

2.1.4	all cash, cash equivalents and short-term investments;

2.1.5	all prepaid expenses and deposits, prepaid charges, sums and fees related to the Seller’s Business;

2.1.6	all of the following intangible assets of the Seller as of the Effective Date relating to the Seller’s Business;

2.1.6.1	all records of sales for the customers and suppliers, including those listed in Section 2.1.6.1 of the Seller’s Disclosure Schedule;

2.1.6.2
all of the right, title and interest of the Seller in the agreements, pending and executory contracts, arrangements (whether oral or written) related to the Seller’s Business, including all the agreements listed in Section 2.1.6.2 of the Seller’s Disclosure Schedule (the “Purchased Agreements”);

2.1.6.3
all of the right, title and interest of the Seller in the equipment leases, conditional sales contracts, and other similar agreements used in the Ordinary Course of Business, listed in Section 2.1.6.3 of the Seller’s Disclosure Schedule (the “Equipment Leases”);

2.1.6.4	all of the right, title and interest of the Seller in the real estate leases listed in Section 2.1.6.4 of the Seller’s Disclosure Schedule (the “Leases”);

2.1.6.5
all licence, permit, authorization, or approval issued to the Seller, and all of the right, title and interest of the Seller in the software licenses, related to the Seller’s Business and listed in Section 2.1.6.5 of the Seller’s Disclosure Schedule (the “Licenses”);

2.1.6.6
all of the right, title and interest of the Seller in the unfilled orders received by the Seller in connection with the Seller’s Business and in the commitments in favour of the Seller for supply of goods and services entered into in the Ordinary Course of Business for use in the Seller’s Business whether or not there are any written contracts in respect thereto, including without limiting the generality of the foregoing, the contracts and commitments described in Section 2.1.6.6 of the Seller’s Disclosure Schedule, in each case to the extent remaining unfilled at the Effective Date;

2.1.6.7
all of the right, title and interest of the Seller in the licenses, registrations and permits required to carry on the Seller’s Business in its Ordinary Course of Business listed or described in Section 2.1.6.7 of the Seller’s Disclosure Schedule (the “Permits”);

2.1.6.8
all of the right, title and interest of the Seller in personnel records and other records, books, documents, sales and advertising materials, trade association files, and data bases recorded or stored by means of any device, including in electronic form, relating to the Seller’s Business, the Operating Assets and the Employees, as are in the possession or under the control of the Seller; and

2.1.6.9	all goodwill related to the Seller’s Business.

2.2	Excluded Assets

2.2.1	Notwithstanding anything to the contrary herein contained, the “Operating Assets” being sold, assigned and conveyed hereunder shall exclude the following assets of Seller as of the Effective Date:

2.2.1.1	all income taxes recoverable or refundable, and any governmental rebates or refunds;

2.2.1.2	all of the right, title and interest of the Seller in all insurance policies maintained by the Seller with respect to the Seller’s Business;

2.2.1.3	all of the right, title and interest of the Seller in all life insurance policies maintained by the Seller with respect to any shareholder or Employee of the Seller; and

2.2.1.4	all tax loss carry forwards and other tax deferral assets of the Seller.

2.3	Purchase Price

The purchase price payable to the Seller for the Operating Assets (the “Purchase Price”) shall be $725,000, subject to adjustment and payable as provided in Section 2.4.

2.4	Payment of Purchase Price and Adjustments

2.4.1	$125,000 shall be paid by the Purchaser to the Seller by certified cheque, bank draft or wire transfer on the Closing Date.

2.4.2
Up to $500,000 (the “2009 Payment”) shall be payable as follows, calculated based on the results of the Merged Division for Fiscal Year 2009, subject to the minimum amount in Section 2.4.2.1 and subject to adjustment as follows:

2.4.2.1
a minimum of $100,000 shall be paid on January 30, 2009. For greater certainty, notwithstanding the actual amount of the Merged Division’s net income in the 2009 Statement, in no event will the 2009 Payment be an amount less than $100,000.

2.4.2.2
The balance of the 2009 Payment, if any, shall be paid within 30 days following the delivery (the “2009 Release Date”) of audited consolidated statement of operations (“2009 Statement”) of the Purchaser’s Holding for Fiscal Year 2009, and shall be determined as follows:

2.4.2.2.1	if the Merged Division’s revenues as reflected on the 2009 Statement for Fiscal Year 2009 equal $15.1 million (the “2009 Target”), $200,000 shall be paid;

2.4.2.2.2	a)if the Merged Division’s revenues as reflected on the 2009 Statement are above or below the 2009 Target, the 2009 Payment will be based on the following formula:

[$200,000 + (($300,000 x revenues/2009 Target) - $300,000)] - adjustments for any liabilities of the Purchased Business paid during Fiscal Year 2008 and 2009 but not assumed by the Purchaser under this Agreement (the “Adjusted Amount”)

b) the Adjusted Amount will be further adjusted as follows: (i) the amount of $15,000 shall be added to the Adjusted Amount if the Merged Division’s net income as reflected in the 2009 Statement exceeds the net income objective number in the Fiscal Year 2009 Budget by 15% or more; (ii) if the Merged Division’s net income in the 2009 Statement exceeds the net income objective number calculated in accordance with GAAP by less than 15%, the Adjusted Amount shall be increased by an amount determined by the following formula: $15,000 X (percentage by which the net income objective is exceeded/15%); (iii) the amount of $15,000 shall be subtracted from the Adjusted Amount if the Merged Division’s net income in the 2009 Statement is below the net income objective number in the Fiscal Year 2009 Budget by 15% or more; (iv) if the Merged Division’s net income in the 2009 Statement is 85% to 99.99% of the net income objective in the Fiscal Year 2009 Budget, the Adjusted Amount shall be reduced by an amount determined by the following formula: $15,000 X (percentage by which the net income is below the net income objective/15%); (v) the amount of $15,000 shall be added to the Adjusted Amount if contractual agreements with all the Seller’s Key Suppliers are in force and effect at the end of Fiscal Year 2009; (vi) the amount of $15,000 shall be subtracted from the Adjusted Amount if contractual agreements with the Seller’s Key Suppliers agreed between the parties is terminated before the end of Fiscal year 2009; and (vii) the amount of $5,000 shall be subtracted from the Adjusted Amount if any of the Seller’s Key Employees are not in the employ of the Purchaser before June 30, 2009.

2.4.2.3
The 2009 Payment shall be paid by certified cheque, bank draft or wire transfer. In lieu of cash at the option of the Seller, the 2009 Payment may be paid by the issuance of Purchaser’s Holding Shares to the Seller‘s Holding. The number of Purchaser’s Holding Shares to be issued shall be calculated by dividing the 2009 Payment by US$0.15 per share (“2009 Share Price”). To exercise the option, the Seller shall send a notice to the Purchaser within 15 days following the 2009 Release.

2.4.3
Up to $500,000 (the “2010 Payment”) shall be payable as follows based on the results of the Merged Division for Fiscal Year 2010, subject to the minimum amount in Section 2.4.3.1 and subject to adjustment as follows:

2.4.3.1
a minimum of $100,000 shall be paid on January 29, 2010. For greater certainty, notwithstanding the actual amount of the Merged Division’s net income in the 2010 Statement, in no event will the 2010 Payment be an amount less than $100,000.

2.4.3.2
The balance of the 2010 Payment shall be paid within 30 days following the delivery (the “2010 Release Date”) of audited consolidated statement of operations (the “2010 Statement”) of the Purchaser’s Holding for Fiscal Year 2010, and shall be determined as follows:

2.4.3.2.1	if the Merged Division’s revenues as reflected in the 2010 Statement equal $16 million, (the “2010 Target”) $200,000 shall be paid;

2.4.3.2.2	a)if the Merged Division’s revenues, as reflected in the 2010 Statement, are above or below the 2010 Target, the 2010 Payment will be based on the following formula:

[$200,000 + (($300,000 x revenues/2010 Target) - $300,000)] - adjustments for any liabilities of the Purchased Business paid during Fiscal Year 2010 but not assumed by the Purchaser under this Agreement (the “Adjusted Amount”)

b)  the Adjusted Amount will be further adjusted as follows: (i) the amount of $30,000 shall be added to the Adjusted Amount if the Merged Division’s net income in the 2010 Statement exceeds by 15% or more the net income objective number calculated in accordance with GAAP in the Fiscal Year 2010 Budget; (ii) if the Merged Division’s net income in the 2010 Statement exceeds the net income objective number in the Fiscal Year 2010 Budget by less than 15%, the Adjusted Amount shall be increased by an amount determined by the following formula: $30,000 X (percentage by which the net income objective is exceeded/15%); (iii) the amount of $30,000 shall be subtracted from the Adjusted Amount if the Merged Division’s net income in the 2010 Statement is 15% or more below the net income objective number in the Fiscal Year 2010 Budget; (iv) if the Merged Division’s net income in the 2010 Statement is 85% to 99.99% of the net income objective number in the Fiscal Year 2010 Budget, the Adjusted Amount shall be reduced by an amount determined by the following formula: $30,000 X (percentage by which the net income is below the net income objective/15%);

c)  the Adjusted Amount will further be reduced by $50,000, to reflect the omission of an accrued vacation pay provision in the first draft of the December 31, 2007 Financial Statements.

2.4.3.3
The 2010 Payment shall be paid by certified cheque, bank draft or wire transfer. In lieu of cash at the option of the Seller, the 2010 Payment may be paid by the issuance of Purchaser’s Holding Shares to the Seller’s Holding. The number of Purchaser’s Holding Shares to be issued shall be calculated by dividing the 2010 Payment by US$0.20 per share (the “2010 Share Price”). To exercise the option, the Seller shall send a notice to the Purchaser within 15 days following 2010 Release Date.

2.4.4	The Seller and the Purchaser, in filing their respective income tax returns, will use the allocations of the Purchase Price as shall be mutually agreed at the Effective Date.

2.5	Accounts Receivable Adjustment

If, after reasonable efforts by the Purchaser to collect, any of the Accounts Receivable purchased by the Purchaser under this Agreement and not listed in section 2.5 of the Seller’s Disclosure Schedule remain outstanding 90 days after the Closing Date, the Seller will pay to the Purchaser by way of an adjustment to the Purchase Price the amount of such outstanding Accounts Receivable and the Purchaser will, if requested by the Seller, assign to the Seller such outstanding Accounts Receivable. The Seller, after such assignment, may take such proceedings as it deems advisable to collect the Accounts Receivable so assigned, but the Seller will indemnify and save harmless the Purchaser from and against all Claims incurred by the Purchaser directly or indirectly by reason of such proceedings.

2.6	Obligations and Liabilities Assumed

The Purchaser shall assume, and shall fulfill and perform the following liabilities of the Seller (collectively, the “Assumed Liabilities”) as of the Effective Date:

2.6.1	the Current Liabilities;

2.6.2
the obligations and liabilities of the Seller accruing on or after the Effective Date under the agreements of the Seller relating to the Seller’s Business listed in Section 2.1.6.2 of the Seller’s Disclosure Schedule; and

2.6.3	all standard product warranties of the Seller related to the Products sold in connection with the Seller’s Business both before the Effective Date and afterwards.

2.7	Obligations and Liabilities Not Assumed

2.7.1
Except as explicitly and specifically provided for in Section 2.5 and Section 7.1, the Purchaser shall not assume and shall not be liable or responsible for any obligations, commitments or liabilities, contingent or otherwise, of any nature whatsoever and whether disclosed or undisclosed (i) related to the Seller, or (ii) related to the Operating Assets or the Seller’s Business and arising after the Effective Date in respect of any fact, condition or circumstance existing or occurring on or prior to the Effective Date (the “Excluded Liabilities”), including:

2.7.1.1
any income taxes under the Income Tax Act (Canada) or any other income taxes whatsoever that may be or become payable by the Seller including any income or corporation taxes resulting from or arising as a consequence of the sale by the Seller to the Purchaser of the Operating Assets hereunder;

2.7.1.2	any indebtedness of the Seller to the Seller’s Holding, its shareholders, directors or officers;

2.7.1.3
any liabilities or obligations of the Seller related to defective products distributed by the Seller, or arising out of services provided by the Seller prior to the Effective Date that do not result from warranty repair occurring in the Ordinary Course of Business;

2.7.1.4	any liabilities or obligations of the Seller in respect of the Leased Premises which occurred or was occurring or which is a result of any actions of the Seller prior to the Effective Date; and

2.7.1.5	any Liability arising out of or resulting from the Seller’s compliance or non-compliance with any Applicable Law prior to the Effective Date.

2.8	Elections

2.8.1
The Seller and the Purchaser will, on or before the Closing Date, jointly execute an election under section 167(1.1) of the Excise Tax Act (Canada) and equivalent provincial legislation on the forms prescribed for such purposes along with any documentation necessary or desirable in order to effect the transfer of the Operating Assets without payment of any GST or equivalent provincial sales tax. The Purchaser will timely file within the statutory delay such election forms, along with any documentation necessary or desirable to give effect thereto, together with such party’s GST and equivalent provincial sales tax returns for the reporting period in which the transactions contemplated herein are consummated.

2.8.2
The Seller and the Purchaser will execute and file, on a timely basis and using the prescribed form, a joint election under section 22 of the Income Tax Act (Canada) as to the sale of the accounts receivable of the Seller to be purchased under this Agreement, and prepare their respective tax returns in a manner consistent with such joint election.

2.9	Purchaser’s Holding Shares

2.9.1
After the 2009 Release Date or 2010 Release Date, as applicable, and within 120 days following receipt of a written notice from Seller’s Holding (a “Registration Notice”), Purchaser’s Holding shall, at its expense:

2.9.1.1
file the required registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the Purchaser’s Holding Shares so as to permit the offer, sale and distribution to the public on a continuous basis all and not less than all of the Purchaser’s Holding Shares received pursuant to Section 2.4.2.3 or 2.4.3.3 as freely tradable and shall use commercially reasonable efforts to cause such registration to become effective;

2.9.1.2
prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the United States Securities Act of 1933, as amended (the “Securities Act”) in order to enable the disposition of all securities covered by such registration statement; and

2.9.1.3	use commercially reasonable efforts to cause all Purchaser’s Holding Shares to be listed on the OTC Bulletin Board of Nasdaq (“OTCBB”);

2.9.2
The Seller shall be permitted to sell in every three-month period following the date on which the Purchaser’s Holding Shares become freely tradable (the “Free Date”) the lesser of (i) a tranche of 25% of the Purchaser’s Holding Shares received pursuant to Section 2.4.2.3 or 2.4.3.3 and (ii) the average weekly reported volume of trading in Purchaser’s Holding common shares on the OTCBB in the previous three-month period. Notwithstanding the foregoing, the Seller shall be permitted to sell any number of the Purchaser’s Holding Shares in any three-month period through the facilities of the OTCBB if the closing price of shares of common stock of Purchaser’s Holding on the OTCBB on the date of the sale of the Purchaser’s Holding Shares is higher than the 2009 Share Price or 2010 Share Price, as applicable. The Seller shall also be permitted to transfer all or any of the Purchaser’s Holding Shares at any time at any price by private sale to a bona fide third-party purchaser.

2.9.3
In the event that all or part of Purchaser’s Holding Shares are not freely tradable on the OTCBB within 180 days after receipt of a Registration Notice, the Purchaser’s Holding shall pay to the Seller’s Holding an amount in cash equal to the number of Purchaser’s Holding Shares which are not freely tradable multiplied by the 2009 Share Price or 2010 Share Price, as applicable, upon surrender by the Seller’s Holding to the Purchaser’s Holding of those Purchaser’s Holding Shares which are not freely tradable.

3.	Seller’s Representations And Warranties

Except as otherwise indicated, the Seller hereby represents and warrants to the Purchaser as follows, it being acknowledged by the Seller that the Purchaser is relying upon such representations and warranties in purchasing the Operating Assets.

3.1	Organization

The Seller is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the full corporate power to own or lease or use all of the Operating Assets and to carry on the Seller’s Business, and is duly qualified as a corporation to do business in each jurisdiction in which the Seller’s Business is carried on and the Seller has made all necessary material filings under all applicable corporate, securities and taxation laws or any other laws to which the Seller is subject.

3.2	Authority

3.2.1
The Seller has the corporate power, authority and right to enter into and deliver this Agreement and to perform its obligations hereunder and full right to transfer the legal and beneficial title and ownership of the Operating Assets to the Purchaser free and clear of all Encumbrances and any other rights of third parties, and all requisite director, shareholder or other corporate approval on the part of the Seller have been obtained to permit the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3.2.2
This Agreement constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

3.2.3
There is no contract, option or any other right of another binding upon, or which at any time in the future may become binding upon the Seller to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Operating Assets other than pursuant to the provisions of this Agreement, or that would restrain or prevent the consummation of the transactions contemplated by this Agreement.

3.2.4	Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Seller will result in:

3.2.4.1	the violation of any of the provisions of the charter documents or by-laws of the Seller;

3.2.4.2	the violation of any agreement or other instrument to which the Seller is a party or by which it or the Operating Assets are bound;

3.2.4.3	the violation of any Applicable Laws;

3.2.4.4	the creation of any Encumbrance upon the Operating Assets; or

3.2.4.5
a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Seller is a party or by which the Seller, the Seller’s Business or the Operating Assets are bound or affected.

3.2.5
No consent, approval, waiver or authorization is required to be obtained by the Seller from, and no notice or filing is required to be given by the Seller to, or made by the Seller with, any Person in connection with the execution, delivery and performance by the Seller of this Agreement.

3.3	Financial

3.3.1	The Financial Statements:

3.3.1.1	are in accordance with the books and accounts of the Seller as at and for the twelve-month period ended on December 31, 2007, and the ;

3.3.1.2
are true, complete and correct and present fairly the assets, liabilities, financial position and results of operations, as applicable, including, without limiting the generality of the foregoing, all contingent liabilities of the Seller’s Business as at and for the twelve-month period ended on December 31, 2007; and

3.3.1.3	have been prepared in accordance with GAAP applied in a manner consistent with past practices.

3.3.2
The books and records of the Seller relating to the Seller’s Business are true and correct and present fairly and disclose in all material respects the financial position of the Seller’s Business and all material financial transactions of the Seller relating to the Seller’s Business have been accurately recorded in such books and records and, to the extent possible, such books and records have been prepared in accordance with GAAP consistently applied.

3.4	Tax Matters

3.4.1	The Seller is not a non-resident person within the meaning of section 116 of the Income Tax Act (Canada).

3.5	Absence of Changes

3.5.1	With respect to the Seller’s Business, since the Effective Date

3.5.1.1
there has been no changes in the affairs, business, operations or condition of the Seller’s Business, financial or otherwise (whether arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, whether or not covered by insurance) that has a Material Adverse Effect, except changes occurring in the Ordinary Course of Business which do not have a Material Adverse Effect;

3.5.1.2	the Seller’s Business has been carried on in the Ordinary Course of Business and the Seller has not entered into any transaction out of the Ordinary Course of Business;

3.5.1.3
the Seller has not disposed of any capital assets or incurred or authorized any capital expenditures in excess of $25,000 in the aggregate in connection with or having an effect on the Seller’s Business;

3.5.1.4
the Seller has not made any purchase, sale or disposition of any asset or property other than in the Ordinary Course of Business, nor mortgaged, pledged or subjected to lien, charge or Encumbrance of any kind, any of the Operating Assets other than in the Ordinary Course of Business;

3.5.1.5	there has been no change in the accounting methods or tax practices or elections used by the Seller;

3.5.1.6
no party (including the Seller) has accelerated, terminated, modified, or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Seller is a party or by which it is bound;

3.5.1.7
the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing employment contract or agreement other than for hourly workers hired or given wage increases by oral agreement;

3.5.1.8
the Seller has not granted any bonuses or other increase in the compensation of any of the Employees and has not increased the compensation to any other employees or independent contractors outside the Ordinary Course of Business;

3.5.1.9	the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its Employees;

3.5.1.10	the Seller has not made any other change in employment terms for any of its Employees outside the Ordinary Course of Business;

3.5.1.11	the Seller has not entered into any contract or agreement relating to the construction of tenant improvements with respect to any of the Leased Premises;

3.5.1.12	the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

3.5.1.13	the Seller has not concluded any transaction which could have a Material Adverse Effect; and

3.5.1.14	the Seller has not made any commitments with respect to any of the foregoing.

3.6	Conduct of Seller’s Business

3.6.1
The Seller is duly licensed or qualified to do business and is in good standing in the jurisdictions set forth in Section 3.6.1 of the Seller’s Disclosure Schedule which jurisdictions are the only jurisdictions wherein the character or location of the properties owned or leased or the nature of the conduct of the Seller’s Business by the Seller makes such qualification necessary. Set forth in Section 3.6.1 of the Seller’s Disclosure Schedule is each location where the Seller (a) has a place of business, and (b) owns or leases property, with respect to the Seller’s Business.

3.6.2
The Seller is conducting and has conducted the Seller’s Business in compliance with all Applicable Laws of the provinces of Ontario, Quebec, Nova Scotia and of Canada and all municipalities thereof in which the Seller’s Business is carried on, is not in breach of any such Applicable Laws and duly possesses all permits and quotas, in such province and all municipalities thereof in which the Seller carries on the Seller’s Business to enable the Seller’s Business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations, qualifications and permits are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have a Material Adverse Effect or which may adversely change or terminate such licence, registration, qualification or permit by virtue of the completion of the transactions contemplated hereby.

3.6.3
The Permits listed in Section 3.6.3 of the Seller’s Disclosure Schedule is a true and complete list of all licences, registrations and permits necessary or required to enable the Seller’s Business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations and permits are transferable by the Seller to the Purchaser with effect as of the Effective Date.

3.7	Operating Assets

3.7.1
The Seller is the owner of all of the Operating Assets with good and marketable title. Except as disclosed in Section 3.7.1 of the Seller’s Disclosure Schedule, the Operating Assets are free and clear of all Encumbrances.

3.7.2
The assets, properties and rights reflected in the Financial Statements comprise and, subject to changes in the Ordinary Course of Business, will, together with the Business Intellectual Property, comprise all of the assets, properties and rights of every type and description, real, personal and intangible used by the Seller and necessary for the operations of the Seller’s Business as currently conducted.

3.7.3
All Fixed Assets, including all equipment owned or used by the Seller in connection with the Seller’s Business, have been properly maintained and are in reasonable working order for the purposes of ongoing operation, subject to ordinary wear and tear for equipment of comparable age or use in the Ordinary Course of Business.

3.7.4
No notice has been received by the Seller of any outstanding orders, notices or similar requirements relating to the Seller’s Business issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion between the Seller and any such authorities relating to orders, notices or similar requirements.

3.8	Leased Premises

3.8.1
With respect to the Seller’s Business, the Seller does not own or lease, directly or indirectly, any interest in real property, other than the premises being the object of the Leases (the “Leased Premises”). Except as disclosed in Section 3.8.1 of the Seller’s Disclosure Schedule, the Seller has not assigned, sublet, transferred, conveyed or encumbered any interest in the Leases. The Leased Premises have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with Applicable Laws.

3.8.2	The Leased Premises have been properly maintained and are in good order and condition, subject to ordinary wear and tear for premises of comparable nature, use and age.

3.8.3
Except as disclosed in Section 3.8.3 of the Seller’s Disclosure Schedule, no consent, authorization or approval is required from any person pursuant to the Leases or from any authority pursuant to any Laws or otherwise in relation to the consummation of the transactions contemplated in this Agreement.

3.8.4	The Leases are valid and in full force, unamended, and each of the Leases constitutes the entire agreement between the parties thereto in relation to the Leased Premises.

3.8.5	The transactions contemplated in this Agreement will not result in a default or early termination of any of the Leases.

3.8.6
There is no default or event which with notice or lapse of time, or both, under, and no outstanding notice of default has been given in respect of, and no claim, action or demand or other proceeding has been made or, to the Knowledge of the Seller is pending or threatened by or against the Leased Premises or the Leases.

3.8.7
The Seller has not received notice of, and, to the Knowledge of the Seller, there is no contravention of or non-compliance with any Laws arising from the occupancy, leasing or use of the Leased Premises or otherwise relating to or in connection with the Leased Premises.

3.8.8	The Leased Premises are supplied with utilities and other services reasonably necessary for the operation of the Leased Premises for the Business as presently conducted.

3.9	Contracts, Agreements and Commitments

3.9.1
The Seller has disclosed and identified all contracts, agreements or commitments (written or oral) to which the Seller is a party or by which it is bound with respect to the Seller’s Business, involving aggregate payments in excess of $10,000, copies of which have been provided or made available to the Purchaser. All of the Purchased Agreements, the Equipment Leases and the Leases are legal, binding, valid, enforceable, and in full force and effect.

3.9.2
Except as disclosed in Section 3.9.2 of the Seller’s Disclosure Schedule, no consent, authorization or approval is required from any person pursuant to the Purchased Agreements, the Equipment Leases and the Leases or from any authority pursuant to any Laws or otherwise in relation to the consummation of the transactions contemplated in this Agreement.

3.9.3	The Seller is not in default (or will be in default with the passage of time or notice or otherwise) under any of the Purchased Agreements, the Equipment Leases and the Leases.

3.10	Interest in Customers, Suppliers and Competitors

None of the Seller or, to the Knowledge of the Seller, any director, officer or shareholder of the Seller or the Seller’s Holding has any direct or indirect controlling interest in any competitor or supplier of the Seller’s Business, or in any Person with whom the Seller is doing business.

3.11	Employees

3.11.1
The Seller has identified for the Purchaser all of the employees, consultants and subcontractors employed or who provide services to the Seller’s Business. Section 3.11.1 of the Seller’s Disclosure Schedule sets out (i) the names of the Employees, (ii) their status (part-time, full time, long term disability, short term disability, other types of leaves) and (iii) their hiring date and term of employment. The employee files of the Seller contain each Employee’s social insurance numbers, correct and complete details of each Employee’s annual and hourly wages and any other remuneration as well as other terms and conditions of employment, age, each Employee’s total length of employment as well as their eligibility to any Employee Benefit Plan.

3.11.2
The Seller is in full compliance with all Laws including with respect to employment and employment practices, terms and conditions of employment, wages and hours, non-discrimination in employment, pay equity, occupational health and safety and is not engaged in any unfair labour practice.

3.11.3
The Seller is not involved in or, to the Knowledge of the Seller, threatened with any labour dispute, arbitration, grievance, law suit or administrative proceeding relation to labour matters involving any of the employees of the Seller.

3.11.4
The Seller is not, and never has been, bound by or a party to any collective bargaining agreement, or other agreement with labour unions or associations representing employees of the Seller and there are no actual or, to the Knowledge of the Seller, threatened or pending organizing activities by any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent.

3.11.5	No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

3.11.5.1	holds or has ever held bargaining rights with respect to any of the Seller’s employees by way of certification, interim certification, voluntary recognition, designation or successor rights; or

3.11.5.1	to the Knowledge of the Seller, has applied to be certified as the bargaining agent of the Seller’s employees.

3.11.6
All accruals for, premiums for employment insurance, health premiums, Canada and Quebec Pension Plan premiums, accrued wages, salaries and commissions, unpaid vacation pay and Employee Benefit Plan payments for any period prior to the Effective Date are reflected on the Balance Sheet and after the Effective Date have been reflected in the books and records of the Seller.

3.11.7
Except for remuneration (including severance) paid to employees in the Ordinary Course of Business and made at current rates of remuneration, no payments have been made or authorized since the Effective Date by the Seller to officers, directors or Employees.

3.12	Employee Benefits

3.12.1
Except for the arrangements set forth in Section 3.12.1 of the Seller’s Disclosure Schedule, the Seller neither maintains nor contributes to, nor has ever maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, disability life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated. Each of the arrangements set forth in Section 3.12.1 of the Seller’s Disclosure Schedule is hereinafter referred to as an “Employee Benefit Plan”.

3.12.2	The Seller has heretofore delivered to the Purchaser true, correct, complete and up-to-date copies of each Employee Benefit Plan of the Seller.

3.12.3	Except as set forth in Section 3.12.3 of the Seller’s Disclosure Schedule,

3.12.3.1
there is no pending or, to the Knowledge of the Seller, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or, to the Knowledge of the Seller, any fiduciary or service provider thereof and, to the Knowledge of the Seller, there is no basis for any such legal action or proceeding;

3.12.3.2	no liability (contingent or otherwise) to any multi-employer plan has been incurred by the Seller or any affiliate thereof (other than insurance premiums satisfied in due course);

3.12.3.3	no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

3.12.3.4	no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries;

3.12.3.5	no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Effective Date); and

3.12.3.6
the Seller has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan may be terminated at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable Laws.

3.13	Competitive Business

The Seller has not been made aware of any supervisory, managerial or executive employee of the Seller intending to resign, to establish a competitive business or to take employment with a competitor of the Seller’s Business.

3.14	Intellectual Property Rights

3.14.1
The Business Intellectual Property constitutes all of the Intellectual Property Rights (excluding any Intellectual Property Rights that are in the public domain) that are used in or necessary for the conduct of the Seller’s Business as presently conducted. For the purpose of Section 3 only, “Business Intellectual Property” shall mean collectively all Intellectual Property Rights owned by the Seller (the “Owned Intellectual Property”) or of which the Seller is the licensee or in which the Seller has any right (other than with respect to “off-the-shelf” software which is generally commercially available to the public at retail in which the Seller is the licensee of such software) (the “Inbound Licensed Intellectual Property”).

3.14.2
The Seller is the sole legal and beneficial owner, unencumbered by any liens, charges or encumbrances of any kind, of all Owned Intellectual Property. The Seller lawfully possesses all technical information and know-how used in the creation, development, support and maintenance of the Products and has not disclosed any such confidential information and know-how to any third party, except as necessary in the conduct of the Seller’s Business and such third parties always having been bound by written, contractual confidentiality obligations with respect to such confidential information.

3.14.3	The Business Intellectual Property is freely transferable by the Seller to the Purchaser as of the Effective Date.

3.14.4
To the Seller’s Knowledge, the Seller is not making unauthorized use of any confidential information or trade secrets of any Person and, to the Seller’s Knowledge, no employee or contractor of the Seller is violating or has violated any third party Intellectual Property Rights or any confidentiality obligations toward third parties undertaken by them or any of the Seller.

3.14.5
No source code of any software owned by the Seller that has been incorporated or embedded in any Products that comprise the Seller’s Business has been licensed or otherwise disclosed to another Person other than an escrow agent pursuant to the terms of a source code escrow agreement in customary form. No software that has been incorporated or embedded in any Products that comprise the Seller’s Business contains any code that is owned by any third party, including any code that is licensed pursuant to the provisions of any “open source” license agreement, or any other license agreement that requires source code be distributed or made available in connection with the distribution of the licensed software in object code form or that limits the amount of fees that may be charged in connection with sublicensing or distributing such licensed software.

3.14.6
(i) the Seller has not received any notice alleging that the conduct of the Seller’s Business infringes any third party Intellectual Property Rights; (ii) the Seller has not at any time been sued or been the subject of a Claim, or been a defendant in any Claim (other than one which has been finally settled prior to the date hereof with no ongoing obligations) that involves the infringement or alleged infringement of any third party Intellectual Property Rights, and no such Claims are pending or, to the Knowledge of the Seller, threatened; (iii) the Seller has not made any Claim of infringement of any of the Owned Intellectual Property against any other Person; and (iv) to the Knowledge of the Seller, there is no infringement by any other Person of any Business Intellectual Property. None of the Owned Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Seller or restricting the licensing thereof by the Seller to any Person. With the exception of those agreements entered into with its customers, distributors and system integrators, the Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any Owned Intellectual Property.

3.15	Product Warranty

No Product or service sold or delivered by the Seller with respect to the Seller’s Business is subject to any guaranty, warranty or other indemnity beyond the Seller’s applicable standard terms and conditions of sale and all applicable statutory or common law rules, regulations and laws in connection with the Seller’s Business.

3.16	Products

Subject to warranty claims in the Ordinary Course of Business, all Products previously or presently supplied, licensed or otherwise made available by the Seller in connection with the Seller’s Business to any third party:

3.16.1
perform substantially in accordance with their specifications and user manuals and other descriptions, warranties or representations applied in respect of such Products, including the Products’ specifications. Section 3.16.1 of the Seller’s Disclosure Schedule sets forth all standard product warranties of the Seller related to the Products;

3.16.2	are and have at all times been properly and promptly maintained and updated by the Seller; and

3.16.3
the Seller has not agreed to and is not obliged to replace or repair any defective Products free of charge or to refund or to issue any credit note or to write off or reduce indebtedness in respect of any Products it has licensed or sold.

3.17	Product Liability

The Seller has no liability (and, to the Knowledge of the Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Seller giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any Product or service sold or delivered by the Seller in the connection with the Seller’s Business.

3.18	Environmental and Health and Safety Matters

3.18.1
The Seller, its operations, activities, equipment and, to the Knowledge of the Seller, the properties, buildings and immoveables it leases, occupies or has the custody of, including the Leased Premises, have at all time been and are in compliance with all applicable Environmental Laws and Health and Safety Laws.

3.18.2
The Seller, and to the Knowledge of the Seller, in connection with its work, its employees, agents, shareholders, directors and officers has never been declared guilty of committing an offence for a violation of Environmental Laws or Health and Safety Laws and has never been imposed a fine or has never otherwise settled such a prosecution.

3.18.3
There are no Contaminants in, on or under the equipment, buildings, immoveables or properties owned, leased, occupied by or under the custody of the Seller, including the Leased Premises, the presence of which constitutes a violation of applicable Environmental Laws or Health and Safety Laws.

3.18.4
The Seller has not received any written or verbal notice or request for information in the context of any environmental or health and safety, federal, provincial, regional or municipal investigation or inspection.

3.18.5
There is no action, order, decision, directive, declaration, decree, judgment, suit or proceeding, pending or threatened, against the Seller, or to the Knowledge of the Seller, its employees, agents, shareholders, directors and officers, or involving the Seller or the Seller’s Business, by or before any tribunal, commission, agency or any governmental entity, and to the Knowledge of the Seller, there is no event or fact based on which such action, order, decision, directive, declaration, decree, judgment, suit or proceeding may be instituted.

3.19	Litigation

3.19.1
There are no Claims (including without limitation any derivative proceeding on behalf of the Seller) pending or, to the Knowledge of the Seller, threatened against the Seller or the Seller’s Business, or the ability of the Seller to consummate the transactions contemplated hereunder, before or by any federal, state, provincial, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, or which might involve the possibility of any judgment or liability against the Seller or the Seller’s Business.

3.19.2
There are no (i) outstanding judgments, orders, injunctions or decrees of any governmental authority or arbitration tribunal against the Seller or any of its affiliates or the Seller’s Business, or (ii) investigations by any governmental authority which are, to the Knowledge of the Seller, pending or threatened against the Seller’s Business, the Seller or any of its affiliates, and which have or could have an adverse effect on the ability of the Seller to consummate the transactions contemplated hereby or to perform the obligations of the Seller under this Agreement.

3.20	Privacy Laws

3.20.1
The collection, use and retention, if any, of the Personal Information by the Seller, the disclosure or transfer of the Personal Information by the Seller to any third parties and transfer of the Personal Information by the Seller to the Purchaser as part of the Purchaser’s due diligence and as contemplated by this Agreement or any ancillary agreement comply with all Privacy Laws and is consistent with the Seller’s own Privacy Policies, if any.

3.20.2	There are no restrictions on the Seller’s collection, use, disclosure and retention of the Personal Information except as provided by Privacy Laws and the Seller’s own Privacy Policies.

3.20.3
There are no investigations, inquiries, actions, suits, claims, demands or proceedings, whether statutory or otherwise, pending, ongoing, or to the Seller’s Knowledge, threatened, with respect to the Seller’s collection, use, disclosure or retention of the Personal Information.

3.20.4
No decision, judgment or order, whether statutory or otherwise, is pending or has been made, and no notice has been given pursuant to any Privacy Laws, requiring the Seller to take (or to refrain from taking) any action with respect to the Personal Information.

3.20.5	The Seller has identified for the Purchaser the following information in respect of the Personal Information:

3.20.5.1	all Privacy Policies, if any;

3.20.5.2	a copy of all publications, if any, describing the Privacy Policies, including all versions of the Privacy Policy appearing on the Seller’s Web sites, if any; and

3.20.5.3	a copy of all the forms of consent used by the Seller in respect of the Personal Information, if any;

3.21	Fees

The Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

3.22	No Misrepresentation

No representation or warranty or other statement made by the Vendor in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

4.	Seller's Holding Representations And Warranties

The Seller’s Holding represents and warrants to the Purchaser that:

4.1	Organization

The Seller’s Holding is duly incorporated, organized and validly existing and in good standing under the laws of its jurisdiction of incorporation.

4.2	Authority

4.2.1	The Seller’s Holding has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated hereby.

4.2.2	This Agreement has been duly executed and delivered by the Seller’s Holding, and is a valid and binding obligation of Seller’s Holding enforceable in accordance with its terms.

4.2.3	Neither the entering into, the delivery of this Agreement nor the completion of the transactions contemplated hereby by Seller’s Holding will result in:

4.2.3.1	the violation of any of the provisions of the charter documents or by-laws of Seller’s Holding ;

4.2.3.2	the violation of any agreement or other instrument to which Seller’s Holding is a party or by which it is bound;

4.2.3.3	the violation of any applicable law, rule, regulation, judgment, order or decree; or

4.2.3.4
a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Seller’s Holding is a party or by which Seller’s Holding is bound or affected.

4.3	Accredited Investor

4.3.1	The Seller’s Holding is an “accredited investor” within the meaning of National Instrument 45-106 - Prospectus & Registration Exemptions.

5.	Purchaser’s Representations And Warranties

The Purchaser represents and warrants to the Seller that:

5.1	Organization

The Purchaser is duly incorporated, organized and validly existing and in good standing under the laws of its jurisdiction of incorporation.

5.2	Authority

5.2.1	The Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated hereby.

5.2.2	This Agreement has been duly executed and delivered by the Purchaser, and is a valid and binding obligation of the Purchaser enforceable in accordance with its terms.

5.2.3	Neither the entering into, the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Purchaser will result in:

5.2.3.1	the violation of any of the provisions of the charter documents or by-laws of the Purchaser ;

5.2.3.2	the violation of any agreement or other instrument to which the Purchaser is a party or by which it is bound;

5.2.3.3	the violation of any applicable law, rule, regulation, judgment, order or decree; or

5.2.3.4
a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Purchaser is a party or by which the Purchaser is bound or affected.

5.2.4
No consent, approval, waiver or authorization is required to be obtained by the Purchaser from, and no notice or filing is required to be given by the Purchaser to, or made by the Purchaser with, any Person in connection with the execution, delivery and performance by the Purchaser of this Agreement.

5.3	Fees

The Purchaser does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

6.	Purchaser’s Holding Representations And Warranties

The Purchaser’s Holding represents and warrants to the Seller that:

6.1	Organization

Purchaser’s Holding is duly incorporated, organized and validly existing and in good standing under the laws of its jurisdiction of incorporation.

6.2	Authority

6.2.1	Purchaser’s Holding has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated hereby.

6.2.2	This Agreement has been duly executed and delivered by Purchaser’s Holding, and is a valid and binding obligation of Purchaser’s Holding enforceable in accordance with its terms.

6.2.3	Neither the entering into, the delivery of this Agreement nor the completion of the transactions contemplated hereby by Purchaser’s Holding will result in:

6.2.3.1	the violation of any of the provisions of the charter documents or by-laws of Purchaser’s Holding ;

6.2.3.2	the violation of any agreement or other instrument to which Purchaser’s Holding is a party or by which it is bound;

6.2.3.3	the violation of any applicable law, rule, regulation, judgment, order or decree; or

6.2.3.4
a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Purchaser is a party or by which the Purchaser’s Holding is bound or affected.

6.2.4
No consent, approval, waiver or authorization is required to be obtained by the Purchaser’s Holding from, and no notice or filing is required to be given by the Purchaser’s Holding to, or made by the Purchaser’s Holding with, any Person in connection with the execution, delivery and performance by the Purchaser’s Holding of this Agreement except as set out in Sections 2.7 and 8.2.1.17.

6.3	Fees

The Purchaser’s Holding does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

7.	Covenants

7.1	Employees

7.1.1
Notwithstanding the sale and purchase of the Operating Assets as of and with effect from the opening of business on the Effective Date, except as disclosed in Section 7.1.1 of the Seller’s Disclosure Schedule, the Seller will employ all of the Employees until the close of business on the day immediately preceding the Closing Date on the same terms and conditions as are in effect on the date hereof;

7.1.2	The Purchaser undertakes to continue the employment on and after the Closing Date of the Employees on substantially the same terms and conditions of employment as are in effect on the date hereof;

7.1.3
Subject to the provisions of Section 7.1.1, in respect of all Employees, the Seller will continue to be responsible for and will discharge all obligations and liabilities for wages, severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims, including accrued vacation pay to the extent due and payable prior to the close of business on the date immediately preceding the Effective Date. The Purchaser assumes and will discharge all such obligations and liabilities that become due or payable after the close of business on the day immediately preceding the Effective Date in respect of all Employees;

7.1.4
All items in respect of Employees that require adjustment including premiums for unemployment insurance, Canada or Quebec Pension Plan, employer health tax, applicable statutory hospitalization insurance, workers’ compensation assessments, accrued wages, salaries and commissions and employee benefit plan payments will be appropriately adjusted in the Financial Statements. To the extent that the Seller makes any payments to the Purchaser on account of such adjustments, the Purchaser agrees to indemnify and save harmless the Seller from and against all Claims in connection therewith;

7.2	Covenants of the Seller and the Seller’s Holding

7.2.1
Each of the Seller and the Seller’s Holding shall ensure that the representations and warranties of the Seller set forth in Articles 3 and 4 are true and correct at the Effective Date and that the conditions of closing for the benefit of the Purchaser set forth in Section 8.1 have been performed or complied with by the Effective Date.

7.3	Interim Period

7.3.1	Except as otherwise contemplated by this Agreement or consented to in writing by the Purchaser, from the date of this Agreement until Closing, the Seller will :

7.3.1.1
carry on the Seller’s Business in the usual and ordinary course, consistent with past practice, provided that all acts and proceedings involving a commitment in excess of $10,000will be subject to the prior approval of the Purchaser, which approval will not be unreasonably withheld;

7.3.1.2
use all reasonable commercial efforts to preserve intact the Seller’s Business, organization and goodwill, to keep available the employees of the Seller’s Business as a group an to maintain satisfactory relationships with suppliers, distributors, customers and other with whom the Seller’s Business has business relationships;

7.3.1.3
use all reasonable commercial efforts to cause its current insurance policies with respect to the Seller’s business not to be cancelled or terminated or any other coverage thereunder to lapse, unless simultaneously with such terminations, cancellation or lapse, replacement policies underwritten by insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies, and where possible, for substantially similar premiums, are in full force and effect;

7.3.1.4
promptly advise the Purchaser in writing of the occurrence of any Material Adverse Effect in respect of the Seller’s Business or of any facts that come to their attention which would cause any of the Seller’s representations and warranties herein contained to be untrue in any respect; and

7.3.1.5	maintain the books, records and accounts of the Seller’s Business in the usual and ordinary course, consistent with past practice and record all transactions on a basis consistent with that practice.

7.4	Examination of Records and Operating Assets

7.4.1
The Seller will forthwith make available to the Purchaser and its authorized representatives all data bases recorded or stored by means of any device, including in electronic form, title documents, abstracts of title, deeds surveys, leases, certificates of trade marks and copyrights, contracts and commitments in its possession or under its control relating to any of the Operating Assets or the Seller’s Business. The Seller will forthwith make available to the Purchaser and its authorized representatives for examination all books of account and accounting records relating to the Seller’s Business. The Seller will, if reasonably requested, provide copies, at the cost of the Purchaser, of the following records maintained in connection with the Seller’s Business: financial statements, records of past sales, customer lists, supplier lists, payroll records, inventory data, inventory master records and accounts receivable data. The Seller will give the Purchaser and its authorized representatives every reasonable opportunity to have access to and to inspect the Operating Assets. The exercise of any rights of access or inspection by or on behalf of the Purchaser under this Section 7.4.1 will not affect or mitigate the covenants, representations and warranties of the Seller in this Agreement which will continue in full force and effect.

7.5	Covenants of the Purchaser and the Purchaser’s Holding

7.5.1
Each of the Purchaser and Purchaser’s Holding shall ensure that the representations and warranties set out in Articles 5 and 6 are true and correct at the Effective Date and that the conditions of closing for the benefit of the Seller set out in Section 8.3 have been performed or complied with by the Closing Date.

8.	Conditions of Closing

8.1	Closing

8.1.1
The sale and purchase of the Operating Assets and the other transactions contemplated by this Agreement shall be closed (the “Closing”) at the office of Davis LLP, 100 King Street West, Suite 5600, Toronto, Ontario at 9 a.m. on March 31, 2008 or on such other date or at such other place as may be mutually agreed upon in writing by the parties (the “Closing Date”).

8.2	Conditions for the benefit of the Purchaser

8.2.1
The sale by the Seller and the purchase by the Purchaser of the Operating Assets is subject to the following conditions which are for the exclusive benefit of the Purchaser to be performed or complied with at or prior to the Closing Date:

8.2.1.1
the representations and warranties of each of the Seller and the Seller’s Holding set forth in Article 3 and 4 shall be true and correct at the Closing Date with the same force and effect as if made at and as of such date;

8.2.1.2
the Seller and the Seller’s Holding shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Seller and the Seller’s Holding at or prior to the Closing Date;

8.2.1.3	the Purchaser shall be furnished with a copy of the Balance Sheet;

8.2.1.4	the Purchaser shall have executed an employment contract with the president of the Seller;

8.2.1.5	the Seller, the Seller’s Holding and the Shareholders of Seller’s Holding shall have executed a non-competition undertaking in favour of the Purchaser and the Purchaser’s Holding;

8.2.1.6
the Purchaser shall be furnished with such certificates of the Seller and the Seller’s Holding or of officers of the Seller and the Seller’s Holding as the Purchaser or the Purchaser’s counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Seller and the Seller’s Holding, at or prior to the Closing Date have been performed and complied with and that the representations and warranties (including the representation and warranty set out in Section 3.3.1, mutatis mutandi, as to the financial statements described in Section 8.2.1.14) of the Seller and the Seller’s Holding herein given are true and correct at the Closing Date;

8.2.1.7
there will have been obtained from all appropriate federal, provincial, municipal or other governmental or administrative bodies such other approvals or consents as are required to permit the change of ownership of the Operating Assets contemplated hereby and to permit the Seller’s Business to be carried on by the Purchaser as now conducted;

8.2.1.8
the Purchaser will have been furnished with a signed and executed Indemnity Agreement by the Seller and the Seller’s Holding, dated as of the Closing Date, for any Claims incurred by the Purchaser directly or indirectly by reason of the non-compliance by the Seller with the Bulk Sales Act (Ontario);

8.2.1.9	all necessary steps and proceedings will have been taken to permit the Operating Assets to be duly and regularly transferred to and registered in the name of the Purchaser;

8.2.1.10	the absence of any material adverse change in the Seller’s Business, financial conditions, prospects, assets or operations;

8.2.1.11	the absence of any material pending or threatened litigation involving the Seller, the Seller’s Business or the transactions contemplated hereby;

8.2.1.12	the Purchaser, at its sole and absolute discretion, shall be satisfied with its due diligence investigation of the Seller and Seller’s Holding;

8.2.1.13
the Purchaser shall have been provided with unaudited financial statements for the period ended January 31, 2008, as well as the balance sheet as at February 29, 2008 and a statement of operations for the period from January 1, 2008 to February 29, 2008 to its entire satisfaction at least three Business Days prior to the Closing Date;

8.2.1.14	the Purchaser shall be provided with evidence of the release of any Encumbrance on the Operating Assets;

8.2.1.15
the Purchaser shall be provided with evidence that the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller and the Seller’s Holding;

8.2.1.16
the Purchaser shall be provided with evidence that the term “Willer” and “Willer Engineering” has been removed from the Seller and the Seller’s Holding name, and that both the Seller and the Seller’s Holding will no longer use the name “Willer” or “Willer Engineering” to identify their respective businesses;

8.2.1.17	the board of directors of the Purchaser’s Holding shall have approved this Agreement; and

8.2.1.18	the Purchaser shall be provided with an opinion of counsel to the Seller and Seller’s Holding to the satisfaction of the Purchaser.

8.2.2
In case any term or covenant of the Seller or condition to be performed or complied with for the benefit of the Purchaser at or prior to the Closing Date has not been performed or complied with at or prior to the Closing Date, the Purchaser, without limiting any other right that the Purchaser have, may at its sole option either:

8.2.2.1	rescind this Agreement by notice to the Seller, and in such event the Purchaser will be released from all obligations hereunder; or

8.2.2.2
waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

and, if the Purchaser rescinds this Agreement pursuant to Section 8.2.2, the Seller will also be released from all obligations hereunder unless the term, covenant or condition for which the Purchaser have rescinded this Agreement was one that the Seller had covenanted, pursuant to this Agreement, to ensure had been performed or complied with, in which event the Seller and the Seller’s Holding will be liable to the Purchaser for any Claims incurred by the Purchaser directly or indirectly as a result of such breach.

8.3	Conditions for the Benefit of the Seller

8.3.1
The sale by the Seller and the purchase by the Purchaser of the Operating Assets is subject to the following conditions which are for the exclusive benefit of the Seller to be performed or complied with at or prior to the Closing Date:

8.3.1.1
the representations and warranties of each of the Purchaser and the Purchaser’s Holding set forth in Articles 5 and 6 shall be true and correct at the Closing Date with the same force and effect as if made at and as of such date;

8.3.1.2
the Purchaser and Purchaser’s Holding shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser and Purchaser’s Holding at or prior to the Closing Date;

8.3.1.3
the Seller shall be furnished with such certificates of the Purchaser and the Purchaser’s Holding or of officers of Purchaser and the Purchaser’s Holding as the Seller or the Seller’s counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser and Purchaser’s Holding, at or prior to the Closing Date have been performed and complied with and that the representations and warranties of the Purchaser and Purchaser’s Holding herein given are true and correct at the Closing Date;

8.3.1.4
the Seller shall be provided with evidence that the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and the Purchaser’s Holding;

8.3.1.5	the Purchaser shall have delivered to the Seller the amount specified in Section 2.4.1;

8.3.1.6	the Purchaser shall have executed an employment contract with the president of the Seller;

8.3.1.7	the personal guarantees in favour of the Seller’s bank shall have been released to the satisfaction of the Seller.

8.3.2
In case any term or covenant of the Purchaser or Purchaser’s Holding or condition to be performed or complied with for the benefit of the Seller at or prior to the Closing Date has not been performed or complied with at or prior to the Closing Date, the Seller, without limiting any other right that the Seller has, may at its sole option either:

8.3.2.1	rescind this Agreement by notice to the Purchaser and Purchaser’s Holding, and in such event the Seller will be released from all obligations hereunder; or

8.3.2.2
waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

and, if the Seller rescinds this Agreement pursuant to Section 8.3.2, the Purchaser will also be released from all obligations hereunder unless the term, covenant or condition for which the Seller has rescinded this Agreement was one that the Purchaser or Purchaser’s Holding had covenanted, pursuant to this Agreement, to ensure had been performed or complied with, in which event the Purchaser and Purchaser’s Holding will be liable to the Seller for any Claims incurred by the Seller directly or indirectly as a result of such breach.

9.	Indemnification

9.1	Survival

All covenants, representations and warranties of each party contained in this Agreement will survive the Closing and will continue in full force and effect, subject to the provisions of this Article 9.

9.2	Indemnification by Seller and Seller’s Holding

9.2.1
Subject to the provisions of this Article 9, the Seller and the Seller’s Holding will jointly and generally indemnify and save harmless the Purchaser and the Purchaser’s Holding and the directors, officers, employees and agents of the Purchaser and the Purchaser’s Holding (collectively, the “Purchaser Indemnitees”) from and against all Claims incurred by or asserted against any of them directly or indirectly arising out of or resulting from:

9.2.1.1	any inaccuracy or misrepresentation in any representation or warranty of the Seller or the Seller’s Holding in this Agreement;

9.2.1.2	any breach or any covenant of the Seller or the Seller’s Holding in this Agreement or in the Seller’s Disclosure Schedule; and

9.2.1.3	any Excluded Liability.

9.2.2	Notwithstanding any other provisions of this Agreement, the Seller and the Seller’s Holding will not be liable to any Purchaser Indemnitee unless:

9.2.2.1
in the case of any claim or demand arising out of or resulting from a claim other than a Third Party Claim, notice of any claim or demand by the Purchaser Indemnitee against the Seller or Seller’s Holding with respect thereto is given to the Seller or Seller’s Holding by the Purchaser Indemnitee within two years after the Closing Date; or

9.2.2.2
in the case of any claim or demand arising out of or resulting from a Third Party Claim, notice of any claim or demand by the Purchaser Indemnitee against the Seller or Seller’s Holding with respect thereto is given to the Seller or Seller’s Holding by the Purchaser Indemnitee within three years after the Closing Date whether or not any Purchaser Indemnitee has discovered or could have discovered such inaccuracy or misrepresentation before such time but excluding any claim or demand arising out of or resulting from any fraud by the Seller or Seller’s Holding in which case there will be not time limit for the Purchaser Indemnitee to make a claim or demand against the Seller or Seller’s Holding with respect thereto.

9.3	Indemnification by the Purchaser

9.3.1
Subject to the provisions of this Article 9, the Purchaser and the Purchaser’s Holding will jointly and severally indemnify and save harmless the Seller and the Seller’s Holding and the directors, officers, employees and agents of the Seller and the Seller’s Holding (collectively, the “Seller Indemnitees”) from and against all Claims incurred by or asserted against any of them directly or indirectly arising out of or resulting from:

9.3.1.1	any inaccuracy or misrepresentation in any representation or warranty of the Purchaser or the Purchaser’s Holding in this Agreement;

9.3.1.2	any breach of any covenant of the Purchaser or the Purchaser’s Holding in this Agreement.

9.3.2	Notwithstanding any other provisions of this Agreement, the Purchaser and Purchaser’s Holding will not be liable to any Seller Indemnitee unless:

9.3.2.1
in the case of any claim or demand arising out of or resulting from a claim other than a Third Party Claim, notice of any claim or demand by the Seller Indemnitee against the Purchaser or Purchaser’s Holding with respect thereto is given to the Purchaser or Purchaser’s Holding by the Seller’s Indemnitee within two years after the Closing Date; or

9.3.2.2
in the case of any claim or demand arising out of or resulting from a Third Party Claim, notice of any claim or demand by the Seller’s Indemnitee against the Purchaser or Purchaser’s Holding with respect thereto is given to the Purchaser or Purchaser’s Holding by the Seller’s Indemnitee within three years after the Closing Date whether or not any Seller Indemnitee has discovered or could have discovered such inaccuracy or misrepresentation before such time but excluding any claim or demand arising out of or resulting from any fraud by the Purchaser or the Purchaser’s Holding in which case there will be not time limit for the Seller Indemnitee to make a claim or demand against the Purchaser or the Purchaser’s Holding with respect thereto;

9.4	Third Party Indemnification

Promptly after the assertion by any third party of any Third Party Claim (a “Third Party Proceeding”) against any person entitled to indemnification under this Agreement (the “Indemnitee”) that results or may result in the incurrence by such Indemnitee of any Claims for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee will promptly notify the party from whom such indemnification is or may be sought (the “Indemnitor”) of such Third Party Proceeding. Such notice will also specify with reasonable detail (to the extent the information is reasonably available) the factual basis for the Third Party Proceeding, the amount of the Third Party Claim, or if such amount is not then determinable, a reasonable estimate of the likely amount of the Third Party Claim. The failure to promptly provide such notice will not relieve the Indemnitor of any obligation to indemnify the Indemnitee, except to the extent such failure prejudices the Indemnitor. Thereupon, the Indemnitor will have the right, upon written notice (the “Defence Notice”) to the Indemnitee within 30 days after receipt by the Indemnitor of notice of the Third Party Proceeding (or sooner if such Third Party Proceeding so requires) to conduct, at its own expense, the defence against the Third Party Proceeding in its own name or, if necessary, in the name of the Indemnitee provided that: (a) the Indemnitor acknowledges and agrees in the Defence Notice that as between the Indemnitor and the Indemnitee, it is liable to pay for all Claims arising from or relating to such Third Party Proceeding and (b) the Indemnitor provides to the Indemnitee adequate security (approved by the Indemnitee acting reasonably) from time to time in respect of such Claims. The Defence Notice will specify the counsel the Indemnitor will appoint to defend such Third Party Proceeding (the “Defence Counsel”), and the Indemnitee will have the right to approve the Defence Counsel, which approval will not be unreasonably withheld. Any Indemnitee will have the right to employ separate counsel in any Third Party Proceeding and/or to participate in the defence thereof, but the fees and expenses of such counsel will not be included as part of any Claims incurred by the Indemnitee unless (i) the Indemnitor failed to give the Defence Notice, including the acknowledgement and agreement to be set out therein within the prescribed period, (ii) such Indemnitee has received an opinion of counsel, reasonably acceptable to the Indemnitor, to the effect that the interests of the Indemnitee and the Indemnitor with respect to the Third Party Proceeding are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (iii) the employment of such counsel at the expense of the Indemnitor has been specifically authorized by the Indemnitor. The party conducting the defence of any Third Party Proceeding will keep the other party apprised of all significant developments and will not enter into any settlement, compromise or consent to judgment with respect to such Third Party Proceeding unless the Indemnitor and the Indemnitee consent, which consent will not be unreasonably withheld.

9.5	Exclusive Remedy

From and after the completion of the sale and purchase of the sale and purchase of the Assets herein contemplated, except in the case of a breach of Section 10.5, the rights of indemnity set forth in this Article 9 are the sole and exclusive remedies of each party in respect of any inaccuracy or misrepresentation in any representation or warranty, or breach of covenant or other obligation by another party under this Agreement. Accordingly, the parties waive, from and after the Closing, any and all rights, remedies and claims that one party may have against another party, whether at law, under any statute or in equity (including but not limited to claims for contribution or other rights of recovery arising under any Environmental Law, claims for breach of contract, breach of representation and warranty, negligent representation and all claims for breach of duty), or otherwise, directly or indirectly, relating to the provisions of this Agreement or the transaction contemplated by this Agreement other than equitable remedies in the case of a breach of Section 10.5 and other than those arising with respect to any fraud. This Article 9 will remain in full force and effect in all circumstances and will not be terminated by any breach (fundamental, negligent or otherwise) by any party of its representations, warranties, covenants or other obligations under this Agreement or under any document delivered at the Time of Closing or by any termination or rescission of this Agreement by any party.

9.6	After Tax Basis

In determining the amount of any Claim under this Article 9, such Claim will be increased (or decreased) to take into account any net Tax cost (or net current or future tax benefit) incurred or enjoyed by the Indemnitee as a result of the matter giving rise to such Claim and the receipt of an indemnity payment hereunder. For greater certainty, any net tax cost will include any further cost resulting from such increased payment.

9.7	Adjustment to Purchase Price

All amounts payable by the Seller or the Seller’s Holding to a the Purchaser Indemnitee pursuant to Article 9 will be deemed to be a decrease to the Purchase Price. All amounts payable by the Purchaser or the Purchaser’s Holding to a Seller Indemnitee pursuant to Article 9 will be deemed to be an increase in the Purchase Price.

10.	General

10.1	Further Assurances

The Seller and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

10.2	Time of the Essence

Time shall be of the essence of this Agreement.

10.3	Commissions

The Seller and the Purchaser agree to indemnify and save harmless one another from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the transactions contemplated herein, whether such person purports to act or have acted for the Seller or the Purchaser in connection with the transactions contemplated herein.

10.4	Professional Fees

Each of the parties hereto shall pay their respective legal and accounting and other professional costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred, including in connection with any post-closing matters.

10.5	Public Announcements

No public announcement or press release concerning the existence of this Agreement, the contents hereof or the transactions contemplated hereby shall be made by the Seller or the Purchaser without the prior written consent and joint approval of the Seller, the Seller’s Holding, the Purchaser, and the Purchaser’s Holding (except as required pursuant to Applicable Laws including the Purchaser’s Holding disclosure obligations under securities legislation).

10.6	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, including the Term Sheet dated December 5, 2007. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

10.7	Amendments and Waiver

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the parties entitled to waive the same.

10.8	Successors and Assigns

This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns of the parties hereto. Neither Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Party.

10.9	Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

a) To the Purchaser and Purchaser’s Holding:

AVENSYS INC.
400 Montpellier Boulevard
Montréal, Quebec, H4N 2G7
Attention: John G. Fraser
Fax: (514) 744-2080

with a required copy to (but which shall not constitute notice to the Purchaser or the Purchaser’s Holding):

McCarthy Tétrault LLP
Suite 2500
1000 de La Gauchetière Street West
Montreal, Quebec
H3B 0A2
Attention: Sonia Struthers
Fax: (514) 875-6246

b) To the Seller and Seller’s Holding at the respective addresses set out below.

WILLER ENGINEERING LIMITED
422 Consumers Road,
North York, ON, M2J 1P8
Attention:  Ed Allen
Fax: (416) 499-0816

with a required copy to (but which shall not constitute notice to the Seller or the Seller’s Holding):

DAVIS LLP
1 First Canadian Place, Suite 5600
PO Box 367
100 King Street West
Toronto, ON M5X 1E2
Attention:  Samuel Schwartz
Fax: (416) 777-7423

or to such other address, individual or electronic communication number as may be designated by notice given by a party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively presumed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of successful transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to have known of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

10.10	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and this Agreement shall be treated, in all respects as an Ontario contract.

10.11	Jurisdiction

The courts of the Province of Ontario have exclusive jurisdiction with respect to any action or dispute arising under this Agreement. The Seller, the Purchaser, the Purchaser’s Holding and the Seller’s Holding each attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

10.12	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed and original but all of which together shall constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Party by facsimile transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party.

10.13	Delivery and Acceptance

The parties shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by a party of such facsimile copy shall be equally effective to create a valid and binding agreement between each of the parties in accordance with the terms hereof.

10.14	Language

The Parties have required that this Agreement and all deeds, documents and notices relating to this Agreement be drawn up in the English language. Les parties aux présentes ont exigé que le présent contrat et tous autres contrats, documents ou avis afférents aux présentes soient rédigés en langue anglaise.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

WILLER ENGINEERING LIMITED

By:
Name: Ed Allen
Title: President

WILLER HOLDINGS INC.

By:
Name: Ed Allen
Title: President

AVENSYS CORPORATION

By:
Name: John G. Fraser
Title: President and Chief Executive Officer
AVENSYS INC.

By:
Name: John G. Fraser
Title: President

[Signature Page to Asset Purchase Agreement]